Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 21, 2022, with respect to the consolidated financial statements and financial statement schedule 1 of Rev Renewables, LLC and subsidiaries, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 21, 2022